FOR IMMEDIATE RELEASE

CONTACTS:

Charles Ramey, CEO	Donald C. Weinberger
US Dataworks, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
(281) 504-8100	Tel. (212) 370-4500 Fax (212) 370-4505

US DATAWORKS, INC. ANNOUNCES FIRST FISCAL QUARTER FINANCIAL RESULTS

- Management to Host Conference Call Today at 11:00am EDT -

Houston, TX – August 16, 2010 -- US Dataworks, Inc. (OTC BB: UDWK.OB), a leading developer of payment processing solutions, today announced its financial results for its fiscal first quarter ended June 30, 2010.

Revenues for the quarter ended June 30, 2010 were $1,366,338 compared with revenues of $2,008,461 for the prior year period, a 32% decrease. The Company reported an operating loss of $530,117 for the quarter ended June 30, 2010 compared to operating income of $241,566 for the prior year period.  Net loss for the quarter ended June 30, 2010 was $674,398, or $0.02 per share, compared to a net loss of $23,911, or $0.00 per share, for the prior year period.

Charles E. Ramey, Chairman and CEO of US Dataworks, commented, “While first quarter results were disappointing, the decline in revenues was primarily due to the timing of contractual project agreements with one of our more significant customers. Specifically, a gap in revenue occurred when one project agreement ended in April and the follow-on project agreement did not start up until mid-June. The revenue from that follow-on work was not lost but merely delayed.  We continue to focus on our transactional and subscription-based revenue model and have begun to see the anticipated increases in recent months. We expect our transactional and subscription-based revenue to continue to grow as new customers ramp up their processing volumes and current customers increase their volumes in the coming quarters.”

“Operationally, the Company remains strong and while the contractual timing hurt our first quarter performance, we continue to maintain our revenue guidance of $11.5-12.5 million for our current fiscal year ended March 31, 2011. We believe that we are on the path for this revenue growth due to several initiatives. One is delivering our flagship product, Clearingworks, in a Software as a Service (SaaS), or cloud computing, environment which we expect will attract new customers by leveraging the Clearingworks platform with a quick go-to-market approach.  Another initiative that we expect to contribute to our growth is our newly launched product ClearHistory, which not only provides our clients with the capability to store and retrieve images, but also provides all payment information concerning each payment transaction. This feature can empower our clients with the ability to do extensive research, in-depth analytics and metrics so they can manage their costs effectively.  A third initiative is Mobile Payments, which we believe will become a key payment method over the next few years, not just in the U.S., but international markets as well,” added Mr. Ramey.

Conference Call Details

A conference call is scheduled for today, at 11:00 AM EDT.  Interested parties may participate in the call by dialing (877) 869-3847; international callers dial (201) 689-8261, 5-10 minutes prior to 11:00 AM EDT.  The conference call will also be available on replay starting at 1:00 p.m. EDT on August 16, 2010, and ending on August 23, 2010.  For the replay, please dial (877) 660-6853 (replay account # 269, replay conference #355406).  The access number for the replay for international callers is (201) 612-7415 (replay account # 269, replay conference #355406).
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About US Dataworks

Payments automation solutions from US Dataworks help financial institutions, businesses and government entities deploy an enterprise payments and receivables infrastructure that processes and manages paper-based and electronic transactions more efficiently and with less risk.  Designed to complement an organization’s legacy systems and business processes, our enterprise payments solution delivers capabilities for payments processing, retail payments processing, check processing, payments decisioning, and returns management.  US Dataworks also offers a solution that consolidates the archive, management and reporting of any transaction type.  Our agile enterprise payments approach is particularly important as organizations migrate from traditional paper-based payment and billing processes towards electronic payments and straight-through processing.

For more information visit www.usdataworks.com.

Certain statements made in this press release (other than the historical information contained herein) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding (i) our expected results for fiscal 2011, (ii) our expectations concerning our SaaS, ClearHistory and Mobile Payments initiatives, (iii) our expectation of continued growth, (iv) the anticipated features and benefits of our new distribution payment capture solution, (v) our vision for payment processing and (vi) our new solutions’ ability to provide a higher return on investment for our clients.  Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to repay or refinance our debt, our ability to record the previously disclosed transactions with C$ cMoney, Inc., our ability to realize the anticipated benefits from the SaaS, ClearHistory and Mobile Payments initiatives, and other risks detailed from time to time in our SEC reports  including our Annual Report on Form 10-K for the fiscal  year ended March 31, 2010.  These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

- Financial Tables to Follow -

US DATAWORKS, INC.
Quarterly Income Statement Data
For the quarters ended June 30, 2010 and 2009

	QTD	QTD
	Jun 2010	Jun 2009
Revenues
Software transactional and subscription revenues	$499,217	$521,243
Software maintenance revenues	144,322	212,371
Software service revenues	722,799	1,274,847
	1,366,338	2,008,461
Cost of revenues	606,257	676,371
Gross profit	760,081	1,332,090
Gross profit margin	55.6%	66.3%
Operating Expenses
Research and development	242,507	212,937
Sales and marketing	271,787	262,300
General and administrative	746,107	571,642
Depreciation and amortization	29,797	43,645
	1,290,198	1,090,524
Income from operations	(530,117)	241,566
Net operating income margin	-38.8%	12.0%
Other income (expense)
Financing expense - related party	(5,181)	(108,165)
Interest expense	(17,696)	(1,436)
Interest expense - related parties	(121,404)	(155,875)
	(144,281)	(265,477)
Income/(Loss) before provision for income taxes	(674,398)	(23,911)
Net Income/(Loss)	$(674,398)	$(23,911)
Basic and diluted gain/(loss) per share	$(0.02)	$0.00
Basic and diluted weighted average shares outstanding	33,143,576	32,780,321

- More -

US DATAWORKS, INC.
Quarterly Balance Sheet Data
For the quarter ended June 30, 2010
ASSETS	June
2010
Current assets
Cash and cash equivalents	$507,247
Accounts receivable, trade	749,684
Prepaid expenses and other current assets	168,441
Total current assets	1,425,372

Property and equipment,net	139,999
Goodwill, net	4,020,698
Other assets	85,654

Total assets	$5,671,723

LIABILITIES AND SHAREHOLDERS EQUITY

Current liabilities
Current portion of long term debt	$897,709
Accounts payable	316,471
Accrued Interest - Related Party	29,189
Accrued expenses	217,293
Deferred revenue	393,073
Total current liabilities	1,853,735

Long term Note Payable - Related Party, net unamortized discount of $510,870	2,581,375

Total liabilities	4,435,110

Shareholders' equity
Convertible series B preferred stock, 0001 par	11
Common Stock. 0001 par	3,314
Additional paid in capital	66,418,470
Accumulated deficit	(65,185,182)
Total shareholders' equity	1,236,613

Total liabilities and shareholders' equity	$5,671,723

- More -

US DATAWORKS, INC.
Income Statement Data
Non-GAAP Reconciliations
For the quarters ended June 30, 2010 and 2009

	2010	2009
Reconciliation of Adjusted EBITDA (See Note 1)
Net Income	$(674,398)	$(23,911)
Depreciation and Amortization (incl. loss on disposal of assets)	29,797	43,645
Stock Based compensation expense	49,155	41,328
Other (income) expense	144,281	265,477
Adjusted EBITDA (See Note 1)	$(451,165)	$326,539

Reconciliation of EBITDA margin
Revenue	$1,366,338	$2,008,461
Adjusted EBITDA	$(451,165)	$326,539
Margin %	-33%	16%

Notes:

1.
Adjusted EBITDA is a non-GAAP measure we define as earnings before interest, taxes, depreciation and amortization, and equity compensation expense. We use Adjusted EBITDA as a supplemental financial measure to assess (i) our operating and financial performance without regard to the structure of our financing or the historical cost basis in our assets and (ii) our ability to generate cash flow to cover our interest payments.  Adjusted EBITDA has limitations as an analytical tool and should not be used as a substitute for financial measures presented in accordance with GAAP, including net income, operating income and cash flow from operating activities.  Such limitations include the fact that Adjusted EBITDA does not reflect (i) cash requirements to service interest and principal payments on our debt, (ii) capital expenditure requirements or (iii) income tax payment requirements and income tax accruals.  In addition, companies in our industry may define Adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative measure.

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